EXHIBIT 22 (a)

SUBSIDIARIES

OF

MINUTEMAN INTERNATIONAL, INC.

Multi–Clean Division of Minuteman International, Inc.

600 Cardigan Road

Shoreview, Minnesota 55126

Minuteman Canada, Inc.

2210 Drew Road

Mississauga

Ontario L5S 1B1 Canada

Minuteman International Foreign Sales Corporation

c/o Ernst & Young Services, Ltd.

P.O. Box 261 Bay Street

Bridgetown, Barbados

Minuteman European B.V.

Haverstraat 31

2153 GB Nieuw–Vennep

The Netherlands

Minuteman PowerBoss, Inc.

175 Anderson Street

Aberdeen, North Carolina 28315